UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒   Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

DWS BALANCED FUND

DWS BLUE CHIP FUND

DWS EQUITY TRUST

DWS HIGH INCOME SERIES

DWS STATE TAX-FREE INCOME SERIES

DWS STRATEGIC INCOME FUND

DWS TARGET FUND

DWS TECHNOLOGY FUND

DWS U.S. GOVERNMENT SECURITIES FUND

DWS VALUE SERIES, INC.

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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☒	No fee required

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 20, 2008

We recently contacted you regarding a Special Meeting of Shareholders of the DWS Fund(s) to be held on March 31, 2008. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Special Meeting as scheduled. By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the

March 31, 2008

Special Meeting of Shareholders.

We have made it very easy for you to vote. Choose one of the following methods:

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

If you have any questions regarding the proposals or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co.,

Inc., whom you may also receive a call from, toll-free at (800) 714-3305.

Voting takes only a few minutes.

Thank you for your participation in this important matter.